                                                                    EXHIBIT 99.1

[CYBERKINETICS LOGO]

              CYBERKINETICS ANNOUNCES RESULTS FOR FISCAL YEAR ENDED
                                DECEMBER 31, 2004
            PRODUCT DEVELOPMENT AND CLINICAL PROGRESS HIGHLIGHT YEAR

FOXBOROUGH, MASS. (MARCH 31, 2005) - Cyberkinetics Neurotechnology Systems, Inc. (OTCBB - CYKN) today released financial results for the fourth quarter and year ended December 31, 2004, and commented on highlights of the year as well as recent developments.

FINANCIAL AND ORGANIZATIONAL HIGHLIGHTS

      - Transformed the company into a publicly traded entity through a merger, effected a private placement financing of $6,000,000, and ended 2004 with $5.2 million in cash and cash equivalents. In the first quarter of 2005, the company secured a $3,000,000 line of credit.

      - Increased investments in product development and clinical activities, resulting in a net loss of $7,716,000 in 2004, compared to $4,177,000 in 2003. The increase in net loss also reflects costs associated with the merger and private placement, the cost of operating as a public company and non-cash stock compensation expenses.

      - Generated total revenues of $1,537,000 in 2004, compared to $1,284,000 in 2003.

CLINICAL AND PRODUCT DEVELOPMENT HIGHLIGHTS

      - Reported positive initial results from the BrainGate(TM) Neural Interface System pilot clinical trial, providing proof of concept that the direct brain-computer interface can be used to control a computer and other devices. In December 2004 Spaulding Rehabilitation Hospital (Boston, MA) joined Sargent Rehabilitation Center (Providence, RI) as a pilot study site, enhancing Cyberkinetics' clinical and patient recruitment networks. In March 2005, Cyberkinetics announced the addition of a third pilot study site at The Rehabilitation Institute of Chicago (Chicago, IL).

      - Submitted 510k premarket notification with the U.S. Food and Drug Administration for the NeuroPort(TM) system, a cortical monitor intended for temporary recording and monitoring of brain electrical activity.

      - Advanced development of a fully implantable cortical sensor utilizing short-range wireless telemetry, furthering progress toward Cyberkinetics' goal of eliminating percutaneous (through-the-skin) system elements.

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"Cyberkinetics made tremendous progress in delivering on our strategy in 2004,"
said Chief Executive Officer Timothy R. Surgenor. "Most importantly, we generated encouraging preliminary results from our initial patient in the pilot clinical trial of the BrainGate(TM) Neural Interface System. We believe that these results provide proof of concept for our ability to detect, transmit and analyze complex neural signals. In addition, we made exciting progress in product development and we ended the year as a publicly traded company with enhanced financial resources, a strong management team and an outstanding board of directors."

"As exciting and productive as the past year was, we are all tremendously energized by the prospects and the challenges of the new year," Surgenor continued. "During 2005, we plan to accomplish the following:

      -     Accelerate progress in the BrainGate(TM) pilot clinical trial;

      - Seek FDA and institutional approvals to investigate the utility of the BrainGate(TM) system in additional clinical indications, such as ALS (amyotrophic lateral sclerosis);

      - Obtain support from clinical partners and approval from the FDA to implement a second generation software into the BrainGate(TM) clinical trial, providing simpler set-up and system operations as well as an enhanced user interface and additional applications;

      - Prepare for a potential limited market release of the NeuroPort(TM) cortical monitor by obtaining 510(k) approval, completing necessary manufacturing improvements and facility inspections, finalizing sales and distribution arrangements, and developing marketing and training programs in support of product launch; and

      -     Complete bench testing of a fully implantable cortical sensor."

For the fourth quarter of 2004, the net loss applicable to common stockholders was $2,719,000 or $0.19 per share based on 14,162,000 weighted average common shares outstanding, as compared to $1,361,000 or $0.34 per share for the fourth quarter of 2003 based on 4,044,000 weighted average common shares outstanding. For the year ended December 31, 2004, net loss applicable to common stockholders was $7,716,000 or $1.16 per share based on 6,660,000 weighted average common shares outstanding, as compared to $4,177,000 or $1.03 per share based on 4,044,000 weighted average common shares outstanding in 2003. Weighted average common shares outstanding increased primarily due to the conversion of 9,419,000 shares of Series A Redeemable Convertible Preferred Stock in connection with the reverse merger as well as the issuance of 2,000,000 shares of common stock in connection with the subsequent private placement.

FINANCIAL RESULTS FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2004 ARE SUMMARIZED IN THE TABLE BELOW.

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ABOUT CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

Cyberkinetics Neurotechnology Systems, a leader in brain-machine interface technology, is developing products to treat nervous system diseases and disorders by bringing together advances in neuroscience, computer science and engineering. Cyberkinetics' products are based on over ten years of technology development and cutting-edge neuroscience research at leading academic institutions such as Brown University, the Massachusetts Institute of Technology, Emory University, and the University of Utah. Cyberkinetics is publicly traded on the Over the Counter Bulletin Board under the ticker symbol CYKN. The Company is headquartered in Foxborough, Massachusetts and conducts engineering and research in Salt Lake City, Utah. Additional information is available at www.cyberkineticsinc.com.

Cyberkinetics' first product, the BrainGate(TM) Neural Interface System, is designed to give severely paralyzed individuals a long-term, direct brain-computer interface for the purpose of communication and control of a computer and other devices. Patients are currently being enrolled into a pilot clinical trial to test the BrainGate(TM) System's safety and effectiveness. For specific information about the BrainGate(TM) clinical study please send an email to braingateinfo@cktrial.com.

FORWARD LOOKING SAFE HARBOR STATEMENT

This announcement contains forward-looking statements, including statements about Cyberkinetics' product development plans and progress, anticipated regulatory approvals, corporate financial status and commercial prospects. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and can be identified by the use of forward-looking terminology such as "may," "will," "believe," "expect," "anticipate" or other comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements and reported results shall not be considered an indication of our future performance. Factors that might cause or contribute to such differences include our limited operating history; our lack of profits from operations; our ability to successfully develop and commercialize our proposed products; a lengthy approval process and the uncertainty of FDA and other governmental regulatory requirements; clinical trials may fail to demonstrate the safety and effectiveness of our products; the degree and nature of our competition; our ability to employ and retain qualified employees; compliance with recent legislation regarding corporate governance, including the Sarbanes-Oxley Act of 2002; as well as those risks more fully discussed in our public filings with the Securities and Exchange Commission, all of which are difficult to predict and some of which are beyond our control

CONTACTS:
Kari Lampka                     Jessica Duda
MacDougall BioCommunications    Cyberkinetics Neurotechnology Systems
(508) 647-0209                  (508) 549-9981 Ext 112
klampka@macbiocom.com           jduda@cyberkineticsinc.com

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                   CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                                                                                                       PERIOD FROM
                                      THREE MONTHS ENDED                     YEAR ENDED                 MAY 2, 2001
                                         DECEMBER 31                        DECEMBER 31               (INCEPTION) TO
                               ------------------------------      ------------------------------      DECEMBER 31,
                                   2004              2003              2004              2003              2004
                               ------------      ------------      ------------      ------------     --------------
Revenues:
Product sales                  $    227,475      $    190,830      $    652,875      $    509,379      $  1,396,503
Grant income                        224,287           142,518           883,794           774,622         1,955,160
                               ------------      ------------      ------------      ------------      ------------
Total revenues                      451,762           333,348         1,536,669         1,284,001         3,351,663

Operating expenses:
Cost of product sales                61,684           113,204           262,984           258,801           638,543
Research and development          2,150,346           760,374         4,308,571         2,600,396         7,492,373
Sales and marketing                  72,655            87,373           297,544           263,410           584,373
General and administrative          882,991           540,117         3,747,127         1,740,565         5,919,643
                               ------------      ------------      ------------      ------------      ------------
Total operating expenses          3,167,676         1,501,068         8,616,226         4,863,172        14,634,932
                               ------------      ------------      ------------      ------------      ------------

Operating loss                   (2,715,914)       (1,167,720)       (7,079,557)       (3,579,171)      (11,283,269)

Other income
(expense)
Interest income                      12,070            17,478            39,621            66,611           138,092
Interest expense                    (15,418)           (1,773)          (50,656)           (7,472)          (63,275)
                               ------------      ------------      ------------      ------------      ------------
Other income, net                    (3,348)           15,705           (11,035)           59,139            74,817

Net loss                         (2,719,262)       (1,152,015)       (7,090,592)       (3,520,032)      (11,208,452)

Dividends and accretion to
redemption value of
redeemable convertible
preferred stock                           -          (209,099)         (625,149)         (657,196)       (1,463,334)
                               ------------      ------------      ------------      ------------      ------------

Net loss attributable to
common stockholders            $ (2,719,262)     $ (1,361,114)     $ (7,715,741)     $ (4,177,228)     $(12,671,786)
                               ============      ============      ============      ============      ============

Basic and diluted net loss
attributable to common
stockholders per common
share                          $      (0.19)     $      (0.34)     $      (1.16)     $      (1.03)     $      (3.15)
                               ============      ============      ============      ============      ============

Shares used in computing
basic and diluted net loss
attributable to common
stockholders per common
share                            14,161,940         4,044,180         6,660,318         4,044,180         4,018,639
                               ============      ============      ============      ============      ============

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                   CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                  December 31,
                                                         ------------------------------
                                                             2004              2003
                                                         ------------      ------------
ASSETS
Current Assets
     Cash and cash equivalents                           $  5,232,641      $  5,067,594
     Other current assets                                     726,664           297,189
Net property and equipment                                    549,927           399,894
Other Assets                                                  246,871           288,889
                                                         ------------      ------------
Total Assets                                             $  6,756,103      $  6,053,566
                                                         ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities                                      $  1,308,245      $    758,182
Long-term liabilities                                         365,528           131,923

Series A redeemable convertible preferred stock                     -         9,740,302

Stockholders' Equity (Deficit):
     Common stock, $0.01 par value,                            16,939             5,344
     Additional paid-in-capital                            17,835,622           524,594
     Common stock held in escrow                              (13,000)          (13,000)
     Deferred stock-based compensation                        (85,445)         (137,734)
     Accumulated deficit                                  (12,671,786)       (4,956,045)
                                                         ------------      ------------
Total stockholders' equity (deficit)                        5,082,330        (4,576,841)
                                                         ------------      ------------
Total liabilities and stockholders' equity (deficit)     $  6,756,103      $  6,053,566
                                                         ============      ============

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